Exhbit 10.4

SHARE EXCHANGE AGREEMENT

This Stock Exchange Agreement together with all the Exhibits, Schedules and other attachments (the "Agreement") is entered into on April 22, 2020 and is made among Liaoning Zhongshuiyatian Industry Co., Ltd. (Seller or LZIC), a Liaoning, China Company, Ameritrust Corporation, a Georgia Corporation, and Hui Li ("Seller"), the owner of all the outstanding ownership interests in LZIC.

PRELIMINARY STATEMENTS

WHEREAS, the Board of Directors of Seller and Buyer deem it advisable and generally in their respective best interests that the Buyer acquire all the issued and outstanding capital stock of Seller; and

WHEREAS, the Seller owns all the outstanding ownership interest of LZIC, which consists of:

Property Location (City)	Land Area (㎡)	Building description	Building Area(㎡)
A Block	308,307	Liaoning Xinabin General Hospital	2,400,000
B1 Block	88,765	Doctor's apartment	351,529
B2 Block	80,169	5 Star Hotel, Shopping Plaza and Apartment	320,000
C Block	139,306	Aircraft Maintenance Center and Medical College	500,000
D Block	97,999	Medical College	420,000
Total	714,546	To tal	3,991,529

NOW, THEREFORE, in consideration of the premises and of the mutual agreement, covenants, and provisions hereinafter set forth, the parties hereto agree that all of the outstanding ownership interests of LZIC, which are currently owned by Seller shall be exchanged for 1,916,902,738 shares of common stock of Buyer, effective on April 22, 2020 (the “Effective Date”) and hereby agree upon and prescribe the terms and conditions of such share exchange and the manner of carrying the same into effect, as follows:

ARTICLE I ACQUISITION

1.01 Acquisition. As promptly as practicable following the satisfaction or waiver of the conditions to the Parties' respective obligations hereunder, at the Effective Time (as defined in Section 1.03) and pursuant to the terms hereof, the Seller shall transfer all the common stock of LZIC (collectively referred to as the “Seller’s Stock”) to the Buyer. In consideration for such transfer, Seller shall receive in exchange 1,916,902,738 shares of Buyer’s common stock (the "Exchange Transaction"). Such shares of common stock shall have the terms and characteristicsset  forth  in  the  Buyer's  articles  of  incorporation ("Buyer’s Shares"). Such Shares shall be transferred directly to the Seller or as the Seller may direct.

1.02 Restrictions of Buyer’s Shares. Upon issuance of the Buyer’s Shares to the Seller, in accordance with the terms and conditions hereof, the Buyer’s Shares shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement or imposed by law.

1.03 Closing; Surrender of Certificates. The Closing shall take place on the latter of April 22, 2020 (the "Closing") at 1:00 p.m. Eastern Standard Time at the offices of Jones & Haley, P.C.; or at any other such time when allowed pursuant to the rules of the United States Securities and Exchange Commission. The Closing may be rescheduled by agreement of the parties. The date of the Closing shall be the Effective Time of the Exchange Transaction.

(a) Transfers at Closing. At the Closing, the Seller shall transfer his/its  share certificates of LZIC to the Buyer and the Buyer shall issue to Seller its share certificates for 1,916,902,738 of Buyer’s Shares in accordance with Section 1.01 above. At the Closing, the Seller shall deliver to the Buyer such other documents as called for herein to assure that proper title is transferred to the Seller’s shares; and at the Closing, the Buyer shall deliver to Seller such other documents as called for herein.

1.04 Additional Actions. If at any time after the Effective Time, LZIC, Buyer or Seller shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in Buyer or Seller title to and possession of any property or right of Seller or Buyer, as appropriate, acquired or to be acquired by reason of, or as a result of, the Exchange Transaction, or otherwise to carry out the purposes of this Agreement, LZIC and Buyer or Seller and their proper officers and directors, solely in their official capacity as officers and directors, shall execute any and all documents necessary to vest, perfect or confirm title to and possession of such property or rights in LZIC or the Buyer, as appropriate, and otherwise to carry out the purposes of this Agreement.

1.05 Effect of Share Exchange.

(a) Tax Treatment. This Agreement contemplates a tax-free exchange of all the Shares of LZIC pursuant to §351 of the Internal Revenue Code. Following the "Closing" of the Exchange Transaction, it is contemplated that LZIC will remain in existence as a wholly- owned subsidiary of Buyer.

(b) General. As aforesaid, the Share Exchange shall become effective on the Closing Date.

(c) Articles  of  Incorporation and Bylaws. The Articles of Incorporation and Bylaws of both LZIC and Buyer, as in effect on the Closing shall continue to remain in full force and effect (without interruption) on and after the Closing.

(d)Directors and Officers. On the Effective Date the Boards of Directors and the Officers of LZIC and Buyer shall continue after Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF LZIC AND SELLER

In order to induce Buyer to enter into this Agreement, LZIC and Seller, jointly and severally, represent and warrant to Buyer that the statements contained in this Article II are true and complete as of the date of this Agreement and will be true and complete as of the Effective Time (as though made then and through the Effective Time)

2.01 Organization and Standing. LZIC is a corporation duly organized, existing and in good standing under the laws of Liaoning, China, with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as it is currently conducted. LZIC is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Seller's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Buyer Material Adverse Effect"). LZIC is not in default of any provision of its Certificate of Incorporation, Bylaws or other agreements relating to corporate governance or organization. The Seller has full authority to transfer the LZIC ownership interests as provided for herein.

2.02 Corporate Power and Authority. LZIC and Seller have all requisite corporate power and authority to enter into and perform this Agreement. LZIC and Seller have duly executed and delivered this Agreement and this Agreement is a legal, valid and binding obligation of both LZIC and Seller, enforceable in accordance with its terms. LZIC and Seller represent and warrant that this Agreement is valid and binding on LZIC and Seller according to its terms and shall be binding on their successors in interest or assigns.

2.03Conflicts; Consents and Approvals. LZIC’s and Seller's execution or performance of this Agreement will not:

(a) result in a breach or default or entitle any third party to terminate or accelerate any of the terms, conditions or provisions of the Certificates of Incorporation or Bylaws of LZIC or Seller or any agreements or obligations of either LZIC or Seller; or

(b) violate any orders, writs, injunctions, decrees, statutes, rules, or regulations applicable to LZIC or Seller or their properties or assets.

2.04 Ownership of LZIC Stock and Capitalization. All shares of LZIC Stock to be issued in connection with this transaction: (i) will be duly and validly authorized and issued, fully paid and non-assessable, with no liability attaching to the ownership thereof, (ii) are not subject to, and were not issued in contravention of, any preemptive or similar rights pursuant to any provision of law, LZIC Certificate of Incorporation or Bylaws or any agreement, contract or other obligation to which LZIC or Seller is a party or is subject, and (iii) were issued in accordance with all applicable laws. The rights, privileges and preferences of LZIC Stock are as stated in its Certificates of Incorporation. There are no outstanding options, subscriptions, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by LZIC or the Seller of any securities or interests of LZIC, nor are there outstanding any securities which are convertible into or exchangeable for shares or equity interests of LZIC.

2.05 No Transfer Restrictions. There are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which LZIC or Seller is a party or of which LZIC or Seller is aware which relates to or restricts the transfer of any of the shares of LZIC Stock. Upon consummation of the Exchange Transaction as contemplated by this Agreement, Seller will acquire good and marketable title to the LZIC Stock, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind.

2.06 Compliance with Law. LZIC and Seller have materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to LZIC or Seller or their businesses or properties ("LZIC and Seller Applicable Laws").

2.07 Title to and Condition of Properties. LZIC and Seller have good, valid and marketable title or ownership, held free and clear of any encumbrance whatsoever to all their assets and properties of every kind, tangible or intangible, wherever located which is used or planned to be used in the conduct of their businesses.

2.08 No Conflict or Default. LZIC’s and Seller's execution and performance of this Agreement will not: (i) violate any Applicable Laws or Permits, (ii) cause a lien, security interest or encumbrance of any nature whatsoever with respect to the properties or assets of LZIC or Seller, or (iii) give any entity an interest or rights, including rights of termination, acceleration or cancellation, with respect to any of the properties, or assets of LZIC or Seller.

2.09 Complete Disclosure. The representations and warranties of Seller and LZIC in this Agreement or the related Schedules and Exhibits delivered by or on LZIC’s or Seller's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE III

That: REPRESENTATIONS AND WARRANTIES OF SELLER- To induce LZIC and Seller to enter into this Agreement, Seller represents and warrants

3.01 Organization and Standing. Seller is a Georgia corporation, with full power and authority (corporate and other) to conduct its business as currently conducted. Seller is duly qualified to do business and is in good standing in each jurisdiction where its activities would require qualification, except where the failure to qualify would not have a material adverse effect upon Seller's business or financial condition, or on the ability of the Parties to consummate the transactions contemplated by this Agreement ("Seller Material Adverse Effect"). Seller is not in default of any provision of its organizational documents.

3.02 Capitalization and Security Holders. Each outstanding share of Seller Stock  has been duly authorized and validly issued and is fully paid and non-assessable, and no shares of Seller Stock have been issued in violation of preemptive or similar rights.

3.03 Corporate Power and Authority. Seller has all requisite power and authority to enter into and perform this Agreement and to carry out its obligations under this Agreement.  This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary Board of Director action on the part of Seller. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Seller.

3.04 Compliance with Law. Except where the failure to comply would not have a Seller Material Adverse Effect, Seller has materially complied with all laws, statutes, ordinances, orders, rules, and all judgments, decisions and orders entered, by any federal, state, local or foreign court or governmental authority or instrumentality applicable or relating to Seller or its businesses or properties ("Seller Applicable Laws").

3.05 Complete Disclosure. The representations and warranties by Seller in this Agreement or the related Schedules and Exhibits delivered by or on Seller's behalf do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV COVENANTS OF THE PARTIES

4.01 Mutual Covenants.

(a) General. Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to perform as required in this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of all the conditions set forth in this Agreement for which the Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file the additional documents, and take or cause to be taken the additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.(b) Cooperation. At and after the Effective Time, each Party shall execute any and all further documents and writings and perform any other commercially reasonable actions reasonably requested by the other Party to perform this Agreement.

ARTICLE V CONDITIONS

5.01 mutual conditions. The Parties' obligations to consummate the Exchange Transaction and to perform this Agreement are subject to all of the following conditions:

(a) No Action. No Action before any court or governmental body is pending or threatened wherein a judgment, decree or order would restrain, prohibit or invalidate any of the transactions contemplated by this Agreement or cause the Exchange Transaction to be declared unlawful or to be rescinded.

(b) Approvals. All action necessary to authorize the execution and delivery  of this Agreement and consummation of the Exchange Transaction have been obtained.

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ARTICLE VI MISCELLANEOUS

6.01 Non-Waiver. No failure by a Party to  insist upon strict compliance with a term or provision of this Agreement, to exercise any right, or to seek a remedy is a waiver of the right to insist upon such strict compliance, to exercise that or any other right, or seek that or any other remedy at any other time. This Agreement may not be modified by custom or practice in the trade, by the actions of the Parties or in any other manner except in writing signed by the party against whom enforcement is sought.

6.02 Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such articles and Sections, and shall be ignored in construing this Agreement.

6.03 Counterparts. This Agreement may be executed in multiple counterparts, each  of which is an original, but all of which taken together are one and the same Agreement.

6.04 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to such subject matter; and may be amended only by a writing signed by all Parties..

6.05 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of Georgia, without regard to its principles of conflicts of law. The Parties irrevocably submit to the jurisdiction and venue of any federal or state court in Atlanta, Georgia, over any dispute arising out of this Agreement and agree that all claims related to any dispute related to this Agreement shall be heard and determined in any such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection they may have to the venue of any dispute brought in any such court or any defense of inconvenient forum for the maintenance of the dispute.

6.06 Expenses. Except as otherwise specifically provided in this Agreement, each party shall pay the expenses they may incur in connection with the transactions contemplated by this Agreement, including without limitation the fees and expenses of legal counsel, accountants and financial advisors.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date listed above.

Liaoning Zhongshuiyatian Industry Co., Ltd.

By:    /s/ Hui Lie(“Seller”)

                                                         By:  /s/ Hui Lie

                                                         Authorized Officer

AMERITRUST CORPORTAION

By: /s/ Seong Y. Lee

Seong Y. Lee, Authorized Officer